                                                                    EXHIBIT 3.26

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            NEO CALIFORNIA POWER LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is effective as of September 21, 2000, and executed and adopted by NEO Corporation, a Minnesota corporation (the "Member"), as the limited liability company agreement as to the affairs of a single member limited liability company known as NEO CALIFORNIA POWER LLC formed under and pursuant to the Delaware Limited Liability Company Act (the "Act").

                                    ARTICLE I

                               GENERAL PROVISIONS

         1.01 FORMATION AND NAME. The parties to this Agreement agree to and do hereby form a limited liability company under the name "NEO CALIFORNIA POWER LLC" (the "Company"), pursuant to the provisions of the Act and this Agreement. The Members shall file a Certificate of Formation (the "Certificate") with the Delaware Secretary of State.

         1.02 PRINCIPAL OFFICE AND ADDITIONAL OFFICES. The principal place of business of the Company shall be located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445. The Manager may change the principal office and place of business of the Company from time to time, provided that it shall thereafter promptly send notice to the Member of the new principal office and place of business of the Company. The Company may have such other additional offices as the Manager, in its sole discretion, shall deem advisable.

         1.03 INITIAL REGISTERED OFFICE AND REGISTERED AGENT. The Company shall appoint a registered agent and establish a registered office in Delaware, which shall be the same as the address of the registered agent, and which may be changed by the Company from time to time.

         1.04 PURPOSES. The Company is formed for the following purpose. Except as stated below, the Company shall not engage in any business or activity whatsoever (a) to own and operate equipment to produce and sell synthetic fuel, including specifically coal briquettes; and (b) to take such actions as may be necessary or desirable to enable or facilitate the borrowing of funds by the Member from a

NEO California Power LLC                                                  Page 2
Limited Liability Company Agreement

financial institution (the "Borrowing") for its business purposes, (c) to perform the Company's obligations under all contracts and other agreements entered into in connection with the Borrowing; (d) to engage in all other activities permitted under the terms of all contracts and other agreements entered into in connection with the Borrowing; and (e) to engage in any other activities related or incidental thereto.

         1.05 POWERS. The Company shall have and exercise all powers now or hereafter conferred by the laws of the State of Delaware on limited liability companies formed pursuant to the Act.

         1.06 TERM. The term of the Company commenced upon the filing of the Certificate and shall continue for 30 years unless sooner terminated or extended as provided in Section 1.07 hereof, or sooner terminated in accordance with other specific provisions of this Agreement.

         1.07 EXTENSION OF TERM. The term of this Company may be extended beyond the term set forth in Section 1.06 upon the consent of the Member. If such term is extended, the Company shall cause to be filed an amended Certificate with the Delaware Secretary of State reflecting the change in the termination date of the Company.

                                   ARTICLE II

                          CAPITALIZATION, DISTRIBUTIONS
                       AND LIMITED LIABILITY OF THE MEMBER

         2.01 CAPITAL CONTRIBUTIONS. The Member may make capital contributions to the Company from time to time, as the Member shall determine in its sole discretion.

         2.02 FINANCING OF THE COMPANY THROUGH INDEBTEDNESS. The Company may finance the operation of the business of the Company with a loan or loans, as the Member shall determine in its sole discretion.

         2.03 DISTRIBUTIONS. The Company shall make distributions of cash or other property as the Member shall determine in its sole discretion. No distribution shall be made unless, after giving effect to such distribution, the fair value of the Company's assets are in excess of all liabilities of the Company.

NEO California Power LLC                                                  Page 3
Limited Liability Company Agreement

         2.04 NO LIABILITY OF THE MEMBER. The Member shall have no obligation to make contributions to the capital of the Company, nor shall the Member be personally liable for any debts, obligations or liabilities of the Company.

                                   ARTICLE III

                                   MANAGEMENT

         3.01 MANAGEMENT BY MANAGER. The management and control of the Company and its business and affairs shall rest exclusively in one or more managers (a "Manager"), who shall be designated and appointed by the Member. The Member hereby confers upon each of Peter D. Jones and Allen R. Jensen, individually and jointly, the authority to act alone as a Manager of the Company. A Manager may, but is not required to, be a Member, and shall serve as Manager until the Manager's successor is chosen and qualified, or until the Manager's earlier death, resignation or removal. A Manager may resign upon at least 30 days' notice to the Member. The Member may remove the Manager without notice or without cause.

         3.02 NO MANAGEMENT BY THE MEMBER. The Member shall not take part in or interfere in any manner with the management and control of the business of the Company, and shall not have any right or authority to act for or bind the Company.

         3.03 SCOPE OF MANAGER'S AUTHORITY. A Manager shall have the full power to execute, for and on behalf of the Company, any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements and financing statements pertaining to the Company's assets or obligations. No person dealing with a Manager need inquire concerning the validity or propriety of a document or instrument executed in the name of the Company by a Manager, or as to the authority of a Manager executing the same. The execution by a Manager of any such document or instrument, and/or any negotiation activities undertaken by the Manager relative to the execution by the Manager of any such document or instrument, prior to the execution of this Agreement, is expressly ratified and affirmed. A Manager's powers and duties shall include, but not be limited to, the following:

                  (a) finance the Company's activities by selling, pledging, assigning or borrowing against property and assets of the Company or by borrowing money or

NEO California Power LLC                                                  Page 4
Limited Liability Company Agreement

guaranteeing secured or unsecured indebtedness and, in connection therewith, to issue evidence of indebtedness;

                  (b) employ or retain any employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Manager deems necessary or desirable;

                  (c)      make purchases on behalf of the Company;

                  (d) execute, deliver, make, modify or amend any documents or instruments in the name of the Company;

                  (e) perform or cause to be performed all of the Company's obligations under any agreement to which the Company is a party, including without limitation, any of its obligations in respect of indebtedness and any lien or security interests securing such indebtedness;

                  (f) adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets, to make elections and prepare and file returns regarding any federal, state or local tax obligations of the Company, and to institute, prosecute and defend any legal action or arbitration proceeding involving the Company;

                  (g) acquire and enter into contracts of insurance for the protection of the Company and its assets, Member, management and associates;

                  (h) maintain and establish books and records of the Company;

                  (i)      establish bank accounts in the name of the Company;

                  (j) file annual reports with the Delaware Secretary of State, and any other documents required by the Act; and

                  (k) perform any other necessary ministerial function of the Company.

         3.04 PERFORMANCE. A Manager shall devote such time to the business and affairs of the Company as is reasonably necessary for the performance of the Manager's, but shall not be required to devote full time to the performance of such duties.

NEO California Power LLC                                                  Page 5
Limited Liability Company Agreement

         3.05 PROVISION OF SERVICES. A Manager shall provide or arrange for the provision of all services required for the Company to carry on its business and affairs and to perform properly the Manager's functions under this Agreement. A Manager may hire and retain such persons, on behalf of and at the expense of the Company, to perform services for the Company, including without limitation, administrative, legal, accounting, auditing or other services in connection with the operation of the Company. Such persons may include the Member or an affiliate of a Member.

         3.06 ACTION WITHOUT A MEETING. Any action required or permitted by this Agreement to be taken by the Managers may be taken without a meeting, without prior notice, and without a vote, by written consent of either Manager.

         3.07 LIMITATION OF LIABILITY OF MANAGER. No Manager shall be obligated personally for any debt, obligation or liability of the Company or the Member solely by reason of being or acting as a Manager of the Company. No Manager shall be personally liable to the Company or to the Member, to the extent permitted by law, for monetary damages for breach of any fiduciary or other duty which does not involve: (i) a breach of the duty of loyalty to the Company or its Members; (ii) acts or omissions that involve willful misconduct or gross negligence; or (iii) a transaction from which the Manager derived an improper personal benefit.

         3.08 INDEMNIFICATION. The Company shall indemnify a Manager made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because such Manager acted on behalf of the Company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if the Manager conducted himself in good faith and reasonable believed his conduct was not opposed to the best interests of the Company; however, this section 3.08 shall not indemnify any Manager in connection with (i) a proceeding by or on behalf of the Company in which the Manager is adjudged liable to the Company; or (ii) in connection with a proceeding charging improper personal benefit to the Manger, whether or not involving action on behalf of the Company, in which the Manager was adjudged liable on the basis that personal benefit was improperly received by him.

         3.09 COMPENSATION. A Manger shall not have authority to fix the compensation of a Manager for acting in his capacity or any other capacity.

NEO California Power LLC                                                  Page 6
Limited Liability Company Agreement

                                   ARTICLE IV

                    DISSOLUTION AND WINDING UP OF THE COMPANY

         4.01 DISSOLUTION DETERMINATION. The Company shall be dissolved and its affairs shall be wound up upon the determination of the Member to dissolve the Company which determination shall be in the Member's sole discretion.

         4.02 WINDING UP. The Company shall not terminate upon a dissolution, but shall cease to engage in further business except to the extent necessary to wind up its affairs, perform existing contracts, and preserve the value of its assets. The Member (or Manager if so appointed) shall take full account of the Company's assets and liabilities, and file all certificates and notices of dissolution as are required by law and wind up its affairs.

                                    ARTICLE V

                          ACCOUNTING AND MISCELLANEOUS

         5.01 ACCOUNTING METHODS. At all times during the term of the Company, a Manager shall maintain, or cause to be maintained, accurate books and records of account in which shall be entered all matters relating to the Company, including all income, expenditures, assets and liabilities thereof. Such books and records of account shall be maintained in accordance with generally accepted accounting principles consistently applied from year to year.

         5.02     DUTIES OF THE COMPANY. The Company shall:

                  (a) ensure that (i) the Company's funds and other assets are identifiable and are not commingled with those of any other person or entity, (ii) the Company maintains bank accounts, records and books of account separate and apart from any other person or entity and (iii) the Company pays from its assets all obligations and indebtedness of any kind incurred by it;

                  (b) ensure that the assets and liabilities of the Company are readily ascertainable and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities;

NEO California Power LLC                                                  Page 7
Limited Liability Company Agreement

                  (c) conduct the Company's business solely in its own name (including without limitation by use of its own stationary and business forms) so as not to mislead others as to the entity with which such others are concerned;

                  (d) not engage in any activities with the Company's affiliates (including without limitation appointing any affiliate of the Company an agent of the Company) other than in connection with the activities set forth in Section 1.04;

                  (e) not enter (or hold itself out as having entered) into any agreement or arrangement to guarantee or, in any way or under any condition, become obligated or liable (or hold itself out as being obligated or liable) for all or any part of any financial or other obligation of another person or entity other than in connection with the activities set forth in Section 1.04;

                  (f) not make or permit to exist loans or advances to another person or entity other than in connection with the activities set forth in Section 1.04;

                  (g) conduct its business in accordance with all requisite limited liability company procedures and formalities; and

                  (h) neither control the decision with respect to the daily affairs of any other person or entity other than in connection with the activities set forth in Section 1.04.

         5.03 FISCAL YEAR. The fiscal year of the Company shall end on December 31st of each year.

         5.04 BINDING PROVISIONS. The provisions contained in this Agreement shall be binding upon the heirs, personal representatives, successors and permitted assigns of the Member.

         5.05 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect, and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

NEO California Power LLC                                                  Page 8
Limited Liability Company Agreement

Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in terms and effect to such illegal, invalid or unenforceable provision as would be legal, valid and enforceable.

         5.06 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as contained in this Agreement.

         5.07 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         5.08 NO THIRD PARTY BENEFICIARIES. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest or claim hereunder or be entitled to any benefits under or on account of this Agreement, whether as a third party beneficiary or otherwise.

         5.09 AMENDMENT OF AGREEMENT. This Agreement may be amended only by a writing duly executed and adopted by the Member.

         IN WITNESS THEREOF, the Member acknowledges this Agreement and that the Member has duly executed and adopted this Agreement, effective as of the day and year first above written.

                                           NEO CORPORATION

                                           By: /s/ Peter D. Jones
                                               ---------------------------------
                                               Peter D. Jones President
                                               Duly Authorized